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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                  Set forth below are certain subsidiaries of
                       E. I. du Pont de Nemours and Co.

                          Name                                Organized Under Laws Of
------------------------------------------------------------  -----------------------
Agar Cross S.A. ............................................       Argentina
Camtex Fabrics Ltd. ........................................       England
Christiana Insurance Limited ...............................       Bermuda
DUKL Holdings Limited ......................................       England
DuPont Agrichemicals Caribe, Inc. ..........................       Delaware
DuPont Agricultural Caribe Industries, Ltd. ................       Bermuda
DuPont Agricultural Chemicals Ltd. (80% owned) .............       China
DuPont Argentina S.A. ......................................       Argentina
DuPont Asia Pacific, Ltd. ..................................       Delaware
DuPont (Australia) Limited .................................       Australia
DuPont Automotive Coatings GmbH and Co., K.G. ..............       Germany
DuPont Canada Inc. (76.2% owned) ...........................       Canada
DuPont Chemical and Energy Operations, Inc. ................       Delaware
DuPont China Holding Company Ltd. ..........................       China
DuPont (China) Limited (U.S.) ..............................       Delaware
DuPont (China) Limited (HK) ................................       Hong Kong
DuPont Commercial Flooring Systems, Inc. ...................       Georgia
DuPont Conid S.p.A. ........................................       Delaware
DuPont Coordination Center N.V. ............................       Belgium
DuPont CZ spol .............................................       Czech Republic
DuPont Danmark A/S. ........................................       Denmark
DuPont de Colombia, S.A. ...................................       Colombia
DuPont Delaware, Inc. ......................................       Delaware
DuPont de Nemours (Belgium) N.V. ...........................       Belgium
DuPont de Nemours (Deutschland) GmbH .......................       Germany
DuPont de Nemours (Flandre) S.A. ...........................       France
DuPont de Nemours (France) S.A. ............................       France
DuPont de Nemours International S.A. .......................       Switzerland
DuPont de Nemours Italiana S.p.A. ..........................       Italy
DuPont de Nemours (Luxembourg) S.A. ........................       Luxembourg
DuPont de Nemours (Nederland) B.V. .........................       The Netherlands
DuPont de Nemours Packaging S.A. ...........................       France
DuPont Diagnostics, Inc. ...................................       Delaware
DuPont do Brasil S.A. ......................................       Brazil
DuPont Dow Elastomers L.L.C. (50% owned) ...................       Delaware
DuPont Elastomers Inc. .....................................       Delaware
DuPont Electronic Materials, Inc. ..........................       Delaware
DuPont Electronics Microcircuits Industries, Ltd. ..........       Bermuda
DuPont Energy Company ......................................       Delaware

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
                          Name                           Organized Under Laws Of
------------------------------------------------------------  -----------------------
DuPont Engineering Products, S.A. ..........................       Luxembourg
DuPont Far Eastern Petrochemicals Ltd. (70% owned) .........       Taiwan
DuPont Feedstocks Company ..................................       Delaware
DuPont Fibers (China) Ltd. (86.5% owned) ...................       China
DuPont Flandre Finance .....................................       France
DuPont Foreign Sales Corporation ...........................       Virgin Islands
DuPont Global Operations, Inc. .............................       Delaware
DuPont Hungary Kft .........................................       Hungary
DuPont Iberica, S.A. .......................................       Spain
DuPont India Ltd. ..........................................       Delaware
DuPont International Trading, Inc. .........................       Delaware
DuPont Kabushiki Kaisha ....................................       Delaware
DuPont-Kansai Automotive Coatings Company
   (60% owned) .............................................       Delaware
DuPont (Korea) Inc. ........................................       Republic of Korea
DuPont Netherlands, Inc. ...................................       Delaware
DuPont (New Zealand) Ltd. ..................................       New Zealand
DuPont Operations, Inc. ....................................       Delaware
DuPont Operations Worldwide, Inc. ..........................       Delaware
DuPont Performance Coatings, Inc. ..........................       Delaware
DuPont Performance Coatings Deutschland GmbH ...............       Delaware
DuPont Pharma, Inc. ........................................       Delaware
DuPont Pharmaceuticals Company .............................       Delaware
DuPont Photomasks, Inc. (51% owned) ........................       Texas
DuPont Poland Sp z.o.o. ....................................       Poland
DuPont Polimeros Ltda. .....................................       Brazil
DuPont Powder Coatings USA .................................       Texas
DuPont Protein Technologies International, Inc. ............       Delaware
DuPont Qingdao Nylon Enterprise Ltd. (99.5% owned) .........       China
DuPont, S.A. de C.V. .......................................       Mexico
DuPont (Singapore) Pte. Ltd. ...............................       Singapore
DuPont (Singapore) Fibres Pte. Ltd. (90% owned) ............       Singapore
DuPont Sverige AB ..........................................       Sweden
DuPont Taiwan Ltd. .........................................       Taiwan
DuPont Teijin Films U.S., Limited Partnership
   (49.9980% owned) ........................................       Delaware
DuPont (Thailand) Co. Ltd. .................................       Thailand
DuPont Top Cross International, Inc. .......................       Illinois
DuPont Trading (Shanghai) Co., Ltd. ........................       China
DuPont Tribon Composites, Inc. .............................       Pennsylvania
DuPont (U.K.) Investments ..................................       England
DuPont (U.K.) Limited ......................................       England
DuPont Wirex Corporation (51% owned) .......................       Taiwan
E. I. DuPont India Ltd. ....................................       India
Electronic Materials DuPont Dongguan Ltd. (60% owned) ......       China
Equipamiento Industrial S.A. ...............................       Argentina


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
                          Name                                Organized Under Laws Of
------------------------------------------------------------  -----------------------
Herberts America Inc. ......................................       Texas
Herberts Automotive Systems America, Inc. ..................       Michigan
Herberts Huajia Chemicals & Powder Coatings Co.
   (56% owned) .............................................       China
Herberts Langfan Yanmei Chemicals Co. Ltd. (55% owned) .....       China
Herberts Mexico S.A. de C.V. ...............................       Mexico
Holding DP, S.A. de C.V. ...................................       Mexico
Initiatives S.A. de C.V. ...................................       Mexico
Krystal Holographics International, Inc. ...................       Utah
Optimum Quality Grains L.L.C ...............................       Iowa
Pioneer Hi-Bred International, Inc. ........................       Iowa
Protein Technologies International, Inc. ...................       Missouri
PT DuPont Agricultural Products Indonesia (80% owned) ......       Indonesia
Qualicon, Inc. .............................................       Delaware
Sentinel Transportation Company ............................       Delaware
Spies Hecker Inc. ..........................................       New York
Standox North America Inc. .................................       Michigian
Sporting Goods Properties Inc. .............................       Delaware






Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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